FIRST AMENDMENT AGREEMENT
                             (Time Charter Guaranty)

      This FIRST AMENDMENT AGREEMENT (this "Amendment") is made as of the 27th day of June, 2007 between RAND LL HOLDINGS CORP., a Delaware corporation ("Guarantor"), and WISCONSIN & MICHIGAN STEAMSHIP COMPANY, a Michigan corporation ("WMS").

      WHEREAS, WMS entered into that certain Time Charter Agreement, dated as of August 1, 2006, with LOWER LAKES TRANSPORTATION COMPANY, a Delaware corporation (together with its successors and assigns, "Lower Lakes") (as the same may from time to time be amended, restated or otherwise modified, the "Time Charter");

      WHEREAS, Guarantor entered into that certain Time Charter Guaranty for the benefit of WMS, dated as of August 1, 2006, whereby Guarantor guaranteed the payment of certain obligations owing from Lower Lakes to WMS pursuant to the Time Charter (as the same may from time to time be further amended, restated or otherwise modified, the "Guaranty");

      WHEREAS, Guarantor and WMS desire to amend the Guaranty to modify certain provisions thereof;

      WHEREAS, unless otherwise specifically provided herein, the provisions of the Guaranty revised herein are amended effective as of the date of this Amendment; and

      WHEREAS, each capitalized term used herein and defined in the Guaranty, but not otherwise defined herein, shall have the meaning given such term in the Guaranty;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Guarantor and WMS agree as follows:

      1. Retroactive Amendment (as of March 31, 2007) to Exhibit A. Exhibit A (Special Rand Covenants) of the Guaranty is hereby retroactively amended, effective as of March 31, 2007, to delete the definitions of "Capital Expenditures", "EBITDA" and "Fixed Charges" therefrom and to insert in place thereof, respectively, the following:

            "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, including all such expenditures paid pursuant to the WMS Charter; provided that, for the fourth quarter of Fiscal Year 2007, there shall be excluded therefrom expenditures of Cdn$9,552,738 by the Credit Parties, to the extent that such expenditures were made exclusively from the proceeds of a capital contribution made to one or more of the Credit Parties by Rand Logistics, Inc.

            "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from

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      extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, and (vi) all winter work, Capital Expenditures, Interest Expense and scheduled principal payments paid pursuant to the WMS Charter, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, and (v) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was amalgamated or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions;
      (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies;
      (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or amalgamation or as a transferee of its assets, any earnings of such successor prior to such consolidation, amalgamation or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

            "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Taxes paid or payable in cash with respect to such fiscal period, plus (d) dividends paid in cash in such period in respect of the Preferred Equity, plus (e) all Interest Expense and scheduled principal payments paid pursuant to the WMS Charter.

      2. Retroactive Amendment (as of June 1, 2007) to Exhibit A. Exhibit A (Special Rand Covenants) of the Guaranty is hereby retroactively amended, effective as of June 1, 2007, to delete the definition of "Senior Funded Debt to EBITDA Ratio" therefrom and to insert in place thereof the following:


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

            "Senior Funded Debt to EBITDA Ratio" means, with respect to Parent and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the average daily closing balance of the revolving loans under the GE Credit Agreement for the thirty (30) day period ending on (and including) the date of determination), to (b) EBITDA for the twelve months ending on that date of determination.

      3. Amendment to Exhibit A. Exhibit A (Special Rand Covenants) of the Guaranty is hereby amended to add the following new definitions thereto:

            "Credit Parties" means, collectively, Parent, Borrowers and any guarantor of the obligations under the GE Credit Agreement and their respective successors and assigns but shall not include Rand and "Credit Party" means any one of them.

            "WMS Charter" means that certain Time Charter Agreement, by and between Wisconsin & Michigan Steamship Company, a Michigan corporation, and LLTC, dated as of August 1, 2006, as the same may from time to time be amended, restated or otherwise modified.

      4. Representations and Warranties. Guarantor hereby represents and warrants to WMS that (a) Guarantor has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Guarantor with respect to the provisions hereof; (c) the execution and delivery hereof by Guarantor and the performance and observance by Guarantor of the provisions hereof do not violate or conflict with the organizational agreements of Guarantor or any law applicable to Guarantor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Guarantor; (d) no default, or event that with the passage of time or the giving of notice or both would constitute a default, exists under the Time Charter, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) Guarantor is not aware of any claim or offset against, or defense or counterclaim to, Guarantor's obligations or liabilities under the Guaranty; and
(f) this Amendment constitutes a valid and binding obligation of Guarantor in every respect, enforceable in accordance with its terms.

      5. References to Guaranty. Each reference that is made in the Guaranty shall hereafter be construed as a reference to the Guaranty as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Guaranty are confirmed and ratified and shall remain in full force and effect and be unaffected hereby.

      6. Waiver. Guarantor, by signing below, hereby waives and releases WMS, and its respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.


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

      7. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      8. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      9. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

      10. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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

      JURY TRIAL WAIVER. GUARANTOR AND WMS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN GUARANTOR AND WMS, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

                                          RAND LL HOLDINGS CORP.


                                          By: /s/ Laurence S. Levy
                                              ----------------------------------
                                          Name: Laurence S. Levy
                                                --------------------------------
                                          Title: President
                                                 -------------------------------


                                          WISCONSIN & MICHIGAN STEAMSHIP COMPANY


                                          By: /s/ Thomas A. Burton
                                              ----------------------------------
                                          Name: Thomas A. Burton
                                                --------------------------------
                                          Title: Chief Finanical Officer
                                                 -------------------------------